EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-69441 on Form S-8 for the Kulicke and Soffa Industries, Inc. Incentive Savings Plan of our report dated June 15, 2006 appearing in the Annual Report on Form 11-K of the Kulicke and Soffa Industries, Inc. Incentive Savings Plan for the year ended December 31, 2005.

Kronick Kalada Berdy & Co., P.C.

Kingston,	Pennsylvania

June 29, 2006